Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2006, except for Note 19b which is as of September 18, 2006, relating to the consolidated financial statements of Danaos Corporation, which appears in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-137459) of Danaos Corporation.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers S.A.

November 6, 2006

Athens, Greece